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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated April 16, 1997 included in this Form 10-K/A into the Company's previously filed Registration Statement File No. 333-11681. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
April 16, 1997